Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of YINFU GOLD CORP. on Form 10-Q for the quarter ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Wilson Huang Dong-sheng, Chairman, Acting CEO and CFO of the Company , certify, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best our knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wilson Huang Dong-sheng	February 17, 2011
Wilson Huang Dong-sheng
Chairman, Acting CEO and CFO
YINFU GOLD CORP.